UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: October 30, 2003
___________________________________
Global Golf Holdings, Inc.
( Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	98-0207081 (I.R.S. Employer Identification No.)

8893 Brooke Road
Delta, British Columbia, Canada V4C 4G5
(877) 977-2299
(Address of principal executive offices)
________________________________________________

Ford Sinclair
Chairman and CEO
8893 Brooke Road
Delta, British Columbia, Canada V4C 4G5
(Name and address of agent for service)
877-977-2299
(Telephone number, including area code of agent for service)

with a copy to:

The Baum Law Firm
Mark L. Baum
249 South Highway 101, Suite 432
Solana Beach, California 92075
(858) 523-1112

ITEM 4. CHANGES IN REGISTRANTS CERTIFYING ACCOUNTANT.

Effective September 23, 2003, the auditor client relationship between the Company and Ronald R. Chadwick P.C. ("Chadwick") ceased.

The Company and the Board of Directors have subsequently approved of the engagement of the firm of Peterson Sullivan PLLC ("PS") of Seattle, Washington.

Chadwick did not resign or decline to stand for reelection, but were dismissed to allow the appointment of PS.

During his tenure, Chadwick's audit opinion on the Registrant's financial statements did not contain an adverse opinion or a disclaimer of opinion, nor was it modified as to audit scope or accounting principles. Chadwick's reports did include an explanatory paragraph where they expressed substantial doubt about the Registrant's ability to continue as a going concern.

There were no disagreements with Chadwick during his tenure on any matter of accounting principals or practices, financial statement disclosure or auditing scope or procedure. Additionally, there were no other reportable matters as defined in Item 304(a)(1)(iv) of Regulation S-K (or Item 304(a)(1)(iv)(B) of Regulation S-B for small business issuers ), during that period of time.

Registrant has provided Chadwick with a copy of the disclosures Registrant is making in this 8-K in response to the disclosures required by Regulation S-K (or Regulation S-B for small business issuers), Item 304(a). Chadwick has furnished Registrant with a letter addressed to the Commission stating its agreement and absence of any disagreement with the statements made by Registrant in response to this Item. Registrant has filed herewith Chadwick’s letter as Exhibit 14.1 to this Form 8-K.
October 30, 2003

/s/ Ford Sinclair
Ford Sinclair
Chairman and CEO